EXHIBIT 3.4
                           Certificate of Designation

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                               SEW CAL LOGO, INC.

       Pursuant to Section 78.1955 of the State of Nevada Revised Statutes

     We, the undersigned duly authorized officers of SEW CAL LOGO, INC., a Nevada corporation (the "Corporation"), in accordance with the provisions of NRS 78.1955, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate"), on February 24, 2004, the Board adopted the following resolution creating a series of preferred stock, par value $.001 per share, of the Corporation (the "Preferred Stock") designated as "Series A Convertible Preferred Stock":

     RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount.

     (A) The shares of such series shall be designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 300,000.

     (B) Shares of Series A Preferred Stock shall be issued to officers, directors, employees and consultants to the Corporation. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series A Preferred Stock (i) may be converted into shares of Common Stock when the Corporation has met sales of at least $10,000,000 in any fiscal year as reported in the Corporation's audited financial statements for such fiscal year and as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.


     Section 2. Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends may be paid in (i) cash, (ii) additional shares of Series A Preferred Stock (valued at the then Liquidation Preference (as hereinafter defined)), or (iii) shares of Common Stock (valued at the Current Market Price (as hereinafter defined)).

     (B) So long as any shares of Series A Preferred Stock shall be outstanding, no cash dividends shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock ("Junior Stock") until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereinafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock.

     Section 3. Voting Rights.

     The shares of Series A Preferred Stock have voting powers equal to the voting powers of the Common Stock. Each share of Series Preferred Stock shall have one hundred (100) votes on all matters to be voted upon by shareholders.

     Section 4. Liquidation, Dissolution or Winding-Up.

     (A) Upon any voluntary or involuntary, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect to distributions upon liquidation, dissolution or winding-up of the Corporation before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $100 per share (the "Series A Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger nor consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by hand delivery or by first-class mail, postage pre-paid, delivered or mailed not less than twenty (20) days prior to any payment stated therein to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

     Section 5. Conversion into Common Stock.

     (A) A holder of shares of Series A Preferred Stock shall be entitled at any time to cause any or all of such shares to be converted into shares of Common Stock at a rate ("Conversion Rate") initially equivalent to one hundred (100) shares of Common Stock for each share of Series A Preferred Stock so converted, which is subject to adjustment as the Conversion Rate is adjusted as hereinafter provided in Section 8.

     (B) A holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted in the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged), Federal Express or similar service, or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are converted, the Corporation shall issue and deliver to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon the conversion thereof or
(ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Certificate of Designations, Preferences and Rights (the "Certificate of Designation"). On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may issue a whole share or make a cash payment in respect thereof in any manner permitted by law.

     (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

     Section 6. Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series A Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise than on the terms and conditions provided by Section 5 hereof, into the number and kind of securities receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of securities receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and so amount so receivable upon such transaction for each non-electing share of Common Stock shall be, for purposes of this proviso, deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares of Common Stock); and provided further that in the event the consideration such a holder of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any such rights of election consists solely of securities and a cash payment, if applicable, in lieu of fractional shares, then the shares of Series A Preferred Stock shall be assumed by and become preferred stock of the successor resulting corporation and shall be convertible after such transaction, all as provided in the provisions of this paragraph of this paragraph (A) prior to the first proviso hereto. The rights of the Series A Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Sections 3 and 7 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series A Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8) be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have converted at such time so that each share of Series A Preferred Stock shall by virtue of such transaction on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the aggregate number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided, that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share of Common Stock shall be, for purposes of this proviso, deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares of Common Stock).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 6, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect by written notice to the Corporation to receive upon consummation of such transaction (if and when such transaction is consummated) from the Corporation or the successor of the Corporation, in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series A Preferred Stock upon liquidation of the Corporation pursuant to Section 4 hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, with any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     Section 7. Anti-dilution Adjustments.

     (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 6 hereof does not apply) or otherwise, subject to the provisions of paragraphs (E) and (F) of this Section 7, the Conversion Rate in effect immediately prior to such action shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph
(7)(A) shall be given effect upon payment of such a dividend or distribution as of the record date for the determination of stock holders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date hereof.

     (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to all holders of shares of Common Stock as a dividend or distribution, including by way of a recapitalization of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 7, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 6 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Rate in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(D) and (E) of this Section 7, be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the remainder of (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date for the Extraordinary Distribution (unless there is no such ex-dividend date, in which case on the day before the distribution date for the Extraordinary Distribution) or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
(b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date for the Extraordinary Distribution (unless there is no such ex-dividend date, in which case the day before the distribution date for the Extraordinary Distribution) or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send the holder of Series A Preferred Stock (i) notice of the declaration of any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as or as soon as practicable after, such dividend, distribution or offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the

Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Rate and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

     (D) Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment to the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Rate.

     (E) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security which transaction does not result in any adjustment to the Conversion Rate pursuant to the foregoing provisions of this Section 7, the Board shall consider whether such action is of such a nature that an adjustment to the Conversion Rate should equitably be made in respect of such transaction. If in such case the Board determines that an adjustment to the Conversion Rate should be made, an adjustment shall be made effective as of such date, as determined by the Board. The determination of the Board as to whether an adjustment to the Conversion Rate should be made pursuant to the foregoing provisions of this paragraph 8(B), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Rate in addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of Corporation or any recapitalization of the Corporation shall be not be taxable to the holders of the Common Stock.

     (F) For purposes of this Certificate, the following definitions shall apply:

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Los Angeles, California are not required to be open.

     "Board" shall mean the Board of Directors of the Corporation acting in accordance with the By-laws of the Corporation.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either cases reported on the New York Stock Exchange Composite Tape or, if such security is not admitted or listed or admitted to trading on the New York Stock Exchange on the principal national securities exchange on which such security is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such national market system, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board or a committee thereof, in each case, on each trading day during the. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or any other property shall mean fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof or if no such investment banking or appraisal firm is in the good faith judgment of the Board or such committee available to make such determination as determined in good faith by the Board or such committee.

     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) (i) of cash (other than dividends not exceeding the greater of (A) $.10 per annum or (B) 125% of the aggregate quarterly dividends paid during the preceding 12 months, neither of which shall be deemed to be an Extraordinary Distribution) where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months when combined with the aggregate amount of all Pro Rata Repurchases during such time period (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period) exceeds ten percent (10%) of the close of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) or (C) of this Section 7, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 7 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than dividends not exceeding the greater of (i) $.10 per annum or (ii) 125% of the aggregate quarterly dividends paid during the preceding 12 months) which are not Extraordinary Distributions made during such 12 month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 7.

     "Fair Market Value" shall mean as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities) whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or require such maximum number of shares of Common Stock; provided, however, that in no case shall the non-dilutive amount be less than zero. For purposes of the foregoing sentence in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or require shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation of any other person or any other property (including shares of a subsidiary of the Corporation) or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision of law or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (F) of this Section 7, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (G) Whenever an adjustment to the Conversion Rate and the related voting rights of the Series A Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Rate determined as provided herein and the resulting conversion ratio and the voting rights (as appropriately adjusted) of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Rate and the related voting rights of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series A Preferred Stock.

     Section 8. Ranking; Retirement of Shares

     (A) The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation and, unless otherwise provided in the Certificate of Incorporation of the Corporation as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, the Series A Preferred Stock shall rank pari passu to all series of the Corporation's Preferred Stock as to the dividends and the distribution of assets on liquidation, dissolution or winding-up.

     (B) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided herein or otherwise so acquired, shall be retired as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $.001 per share of the Corporation, undesignated as to series and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     Section 9. Miscellaneous

     (A) All notices referred to herein shall be in writing and all notices hereunder shall be deemed to have been given upon the earlier of receipt of delivery thereof if by hand delivery, by courier or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage pre-paid, addressed: (i) if to the Corporation, to its office at 207 W. 138th Street, Los Angeles, California 90061 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series A Preferred Stock or Common Stock as the case may be, to such holder of the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock as the case may be) or (iii) to such other addresses the Corporation or any such holder as the case may be shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $.001 per share, as the same exists at the date of filing with the Secretary of State of Nevada of this Certificate of Designation relating to Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section 8 of this Certificate of Designation, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 7 hereof, and the provisions of Sections 1 through 6, 8 and 9 of this Certificate of Designation with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment is paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares or such payment, to the address of such holder shown on the records of the Corporation.

     (E) Unless otherwise provided in the Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividend or distribution shall be pro rata so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

     (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage pre-paid to each holder of record of Series A Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this 24th day of February, 2004.


                                         Name:     /s/RICHARD SONGER
                                         -----------------------------------
                                                      RICHARD SONGER
                                                      Title:   President


ATTEST:
Name:     /s/JUDY SONGER
----------------------------------
             JUDY SONGER
             Title:   Secretary